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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-63500 and 333-16547 on Form S-8 and in Registration Statement Nos. 333-80384, 333-21493 and 333-62929 on Form S-3 of I-Flow Corporation of our reports dated February 12, 1999, appearing, and incorporated by reference, in this Annual Report on Form 10-K of I-Flow Corporation for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Costa Mesa, California
March 30, 1999





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